Exhibit 99

NEWS

Contact:
Dave Reuter
1.313.594.4410
dreuter@ford.com

Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com

Go to http://media.ford.com
for news releases and
high-resolution photographs

IMMEDIATE RELEASE
-----------------
FORD MOTOR COMPANY EXPECTS TO POST
SMALL PROFIT FOR THIRD QUARTER

DEARBORN, Mich., September 9 - Ford Motor Company announced today that it expects to beat analysts' estimates for the third quarter - just as it has the previous two quarters this year.

"We beat analyst estimates in the first and second quarters and we will do it again in the third quarter," said Bill Ford, Chairman and CEO. "On an operating basis, we expect to report a small profit for the third quarter."

The current First Call consensus estimate for Ford's third quarter is a 10-cent loss, excluding unusual items.

"This demonstrates our success in capitalizing on larger-than-expected industry volumes," added Mr. Ford. "At the same time, we are making steady progress on our Revitalization Plan."

The company re-affirmed its intention to report a modest profit for the full year.

                                      # # #